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[LOGO OF COOPERS & LYBRAND APPEARS HERE]

                                                                    Exhibit 11.A

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
MML Series Investment Fund

We consent to the inclusion in this Post-Effective Amendment No. 36 to the Registration Statement No. 2-39334 of MML Series Investment Fund on Form N-1A (File No. 811-2224) of our report dated January 31, 1997 on our audit of the financial statements and financial highlights of each of the Funds which comprise MML Series Investment Fund for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.


Springfield, Massachusetts
April 25, 1997